UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TUHURA BIOSCIENCES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

July 9, 2026

You are cordially invited to attend our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via Internet webcast, on August 18, 2026, at 9:00 a.m., local time. Stockholders will be admitted beginning at 8:45 a.m. Eastern Time.

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being distributed and made available on or about July 9, 2026. This proxy statement, along with our 2025 Annual Report and form of proxy, are available at https://www.astproxyportal.com/ast/29330/.

Your vote is very important. Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the Notice for voting by telephone or over the Internet. If you received paper copies of the proxy materials, please vote your shares by completing, signing and returning the accompanying proxy card. If you later decide to attend the Annual Meeting and vote in person, you may revoke your proxy at that time.

On behalf of the Board of Directors and management, I would like to thank you for choosing to invest in TuHURA Biosciences, Inc., and look forward to your participation at our Annual Meeting.

By Order of the TuHURA Board of Directors,

/s/ James Manuso
Dr. James Manuso
Chairman of the Board

Dated: July 9, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 18, 2026:

THIS PROXY STATEMENT AND OUR 2025 ANNUAL REPORT ARE

AVAILABLE AT HTTPS://WWW.ASTPROXYPORTAL.COM/AST/29330/

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

AUGUST 18, 2026

TO THE STOCKHOLDERS OF TUHURA BIOSCIENCES, INC.:

DATE	August 18, 2026

TIME:	9:00 a.m., Eastern Time

WEBSITE ADDRESS:	The meeting can be accessed by visiting edge.media-server.com/mmc/p/cr7rnri9, where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.

ITEMS OF BUSINESS:	1.	To elect six directors nominated to serve until the 2027 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

	2.	To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of 1,878,287 shares of our common stock issuable pursuant to that certain Fee Letter, dated April 21, 2026, between us and Parkview Holdings One LLC;

	3.	To approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement;

	4.	To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers;

	5.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026; and

	6.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	Stockholders of record on June 26, 2026, are entitled to notice of the Annual Meeting and are entitled to vote at the Annual Meeting in person or by proxy.

ANNUAL REPORT	Our 2025 Annual Report to Stockholders, as amended, which is not a part of this proxy statement, is available at https://www.astproxyportal.com/ast/29330/.

PROXY VOTING	It is important that your shares be represented at the Annual Meeting and voted in accordance with your instructions. Please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that was mailed to you to vote your shares by Internet or telephone. If you received paper copies of the proxy materials, please sign and date the proxy card and mail it in the envelope provided or follow the instructions on the proxy card for telephone or Internet voting.

Whether or not you plan to attend the Annual Meeting via the Annual Meeting website, we urge you to please promptly vote your shares by following the instructions in the Notice. You may also authorize the individuals named on the proxy card or Notice, as applicable, to vote your shares by calling the toll-free telephone number or by using the Internet as described in the Notice. If you received paper copies of the proxy materials, you may complete, sign, date and return the accompanying proxy card in the postage-paid envelope provided. A copy of our proxy statement, our annual report and any amendments thereto, are also posted on https://www.proxyvote.com/ and are available from the Securities and Exchange Commission on its website at

www.sec.gov. If your shares are held in the name of a bank, broker, trustee or other nominee, please follow the instructions furnished by such bank, broker, trustee or other nominee.

By Order of the Board of Directors,

/s/ James Manuso
Dr. James Manuso
Chairman of the Board

Dated: July 9, 2026

TUHURA BIOSCIENCES, INC.

2026 ANNUAL MEETING OF THE

STOCKHOLDERS

The Board of Directors of TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA,” “the Company,” “we,” “us” or “our”), has delivered these proxy materials to you in connection with the solicitation of proxies for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held live via Internet webcast on August 18, 2026, at 9:00 a.m., Eastern Time, or at any adjournment or postponement thereof, for the purposes stated herein.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is first being sent to stockholders on or about July 9, 2026. The proxy materials, including this proxy statement and the accompanying proxy card, are being made available to stockholders on or about the same date. This proxy statement constitutes notice of the Annual Meeting in conformity with the requirements of applicable chapters of the Nevada Revised Statutes and our Bylaws.

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held virtually via the Internet on August 18, 2026, at 9:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual-only format conducted via live audio webcast. Only holders of our common stock as of the close of business on June 26, 2026 (the “Record Date”) are entitled to receive notice of, and vote at, the Annual Meeting via the Annual Meeting website or any adjournment or postponement thereof. Our stockholders will be able to attend the Annual Meeting via the Annual Meeting website or by proxy, submit questions and vote their shares electronically during the meeting by visiting the Annual Meeting website at edge.media-server.com/mmc/p/cr7rnri9 (password: tuhura2026) (the “Annual Meeting website”). Our stockholders will need the control number found on their proxy card or voting instruction form in order to access the Annual Meeting website.

Matters to Be Considered at the Annual Meeting

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.

To elect six directors nominated to serve until the 2027 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal (the “Director Nomination Proposal”);

2.

To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of 1,878,287 shares of our common stock issuable pursuant to that certain Fee Letter, dated April 21, 2026, between us and Parkview Holdings One LLC (the “Nasdaq Proposal ”);

3.	To approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement (the “Executive Compensation Proposal”);

4.	To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers (the “Say-on-Frequency Proposal”);

5.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”); and

6.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof (the “Adjournment Proposal”).

Recommendation of the TuHURA Board of Directors

The TuHURA Board of Directors unanimously recommends that TuHURA stockholders vote:

•	Proposal 1: “FOR” the director nominees as described in the Director Nomination Proposal;

•	Proposal 2: “FOR” the Nasdaq Proposal;

•	Proposal 3: “FOR” the Executive Compensation Proposal;

•	Proposal 4: “FOR” the frequency of the non-binding advisory vote on executive compensation to occur every three years;

•	Proposal 5: “FOR” the Auditor Ratification Proposal; and

•	Proposal 6: “FOR” the Adjournment Proposal.

Record Date for the Annual Meeting and Voting Rights

The Record Date to determine who is entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof is June 26, 2026. As of the close of business on June 26, 2026, there were 63,682,528 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for any matter properly brought before the Annual Meeting for each share of our common stock such holder owned at the close of business on the Record Date. Only our stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

Quorum; Abstentions and Broker Non-Votes

A quorum of stockholders is necessary to conduct the Annual Meeting. The holders of at least one-third (1/3) of the voting power of the capital stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented at the Annual Meeting by proxy in order to constitute a quorum. Shares of our common stock represented at the Annual Meeting and entitled to vote, but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes, will be counted for purposes of determining a quorum. If a quorum is not present, the Annual Meeting will be postponed or adjourned until the holders of the number of shares of our common stock required to constitute a quorum attend.

Under the New York Stock Exchange (“NYSE”) rules, banks, brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Generally, a broker non-vote occurs on an item when (a) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (b) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under the NYSE rules, “non-routine” matters include the Director Nomination Proposal (Proposal 1), the Nasdaq Proposal (Proposal 2), the Executive Compensation Proposal (Proposal 3), the Say-on-Frequency Proposal (Proposal 4) and the Adjournment Proposal (Proposal 6). We expect that the Auditor Ratification Proposal (Proposal 5) will be considered a “routine” matter to be voted on at the Annual Meeting, meaning, that if you hold your shares in street name and do not provide voting instructions to your brokerage firm, your brokerage firm may still be able to vote your shares with respect to such proposals. If you hold your shares of our common stock in “street name,” your shares will not be represented and will not be voted on any “non-routine” matter (Proposals 1, 2, 3, 4 and 6) unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Other than the Auditor Ratification Proposal, the NYSE rules governing brokers’ discretionary authority will not permit brokers to exercise discretionary authority regarding any of the other proposals to be voted on at the Annual Meeting.

Proposal		Votes Necessary

Proposal 1	Director Nomination Proposal

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The director nominees receiving the highest number of affirmative votes will be elected (up to the total number of directors to be elected).

Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

Proposal 2	Nasdaq Proposal	Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the votes cast (meaning the number of votes cast “FOR” this proposal must exceed the votes cast “AGAINST”). A failure to vote, a broker non-vote or an abstention will have no effect on the outcome of the Nasdaq Proposal

Proposal 3	Executive Compensation Proposal	Approval on a non-binding advisory basis of our executive compensation requires the affirmative vote of the holders of a majority of votes cast (meaning the number of votes cast “FOR” this proposal must exceed the votes cast “AGAINST”). A failure to vote, a broker non-vote or an abstention will have no effect on the outcome of the Executive Compensation Proposal.

Proposal 4	Say-on-Frequency Proposal	The frequency alternative that receives the highest number of votes cast at the Annual Meeting will be considered the frequency alternative that is preferred by our stockholders. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting will not affect the outcome of the vote of Proposal 4.

Proposal 5	Auditor Ratification Proposal	Approval requires the affirmative vote of a majority of votes cast by the stockholders at the Annual Meeting (meaning the number of votes cast “FOR” this proposal must exceed the votes cast “AGAINST”). A failure to vote, a broker non-vote or an abstention will have no effect on the outcome of the Auditor Ratification Proposal.

Proposal 6	Adjournment Proposal	Approval requires the affirmative vote of the holders of a majority of votes cast by the stockholders at the Annual Meeting (meaning the number of votes cast “FOR” this proposal must exceed the votes cast “AGAINST”). A failure to vote, a broker non-vote or an abstention will have no effect on the outcome of the Adjournment Proposal

Methods of Voting

If you are a stockholder of record, you may vote by proxy through the Internet, by telephone or by mail, or by voting at the Annual Meeting via the Annual Meeting website. For shares held through a bank, broker or other nominee in “street name” instead of as a registered holder, you may vote by submitting your voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated below. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee, your shares of our common stock will not be voted on any proposal as your bank, broker or other nominee does not have discretionary authority to vote on any of the proposals to be voted on at the Annual Meeting. See the section entitled “The Annual Meeting—Quorum; Abstentions and Broker Non-Votes”.

•

By the Internet: If you are a stockholder of record, you can vote at www.voteproxy.com and follow the instructions, 24 hours a day, seven days a week. You will need the 16-digit control number included in the Notice or on your proxy card (if you received a paper copy of the proxy materials).

•

By Telephone: If you are a stockholder of record, you can vote using a touch-tone telephone by calling 1-800-PROXIES and follow the recorded instructions, 24 hours a day, seven days a week. You will need the 16-digit control number included in the Notice or on your proxy card (if you received a paper copy of the proxy materials).

•

By Mail: If you have requested and received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your proxy materials or voting instruction form.

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you are a stockholder of record, proxies submitted over the Internet, by telephone or by mail as described above must be received by 11:59 p.m., Eastern Time, on August 17, 2026. To reduce administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day.

Notwithstanding the above, if you hold your shares in “street name” and you submit voting instructions to your bank, broker or other nominee, your instructions must be received by the bank, broker or other nominee before the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions.

If you deliver a proxy pursuant to this proxy statement, but do not specify a choice with respect to any proposal set forth in this proxy statement, your underlying shares of our common stock will be voted on such uninstructed proposal in accordance with the recommendation of the Board of Directors. We do not expect that any matter other than the proposals listed above will be brought before the Annual Meeting and the Bylaws provide that the only business that may be conducted at the Annual Meeting are those proposals brought before the meeting pursuant to this proxy statement.

Revocability of Proxies

Any stockholder giving a proxy has the right to revoke it, including any proxy card you may have previously submitted, before the proxy is voted at the Annual Meeting by any of the following actions:

•	sending a signed written notice of revocation to our corporate secretary;

•	voting again by the Internet or telephone at a later time before the closing of the voting facilities at 11:59 p.m., Eastern Time, on the date before the Annual Meeting;

•	submitting a properly signed proxy card with a later date; or

•	attending virtually and voting at the Annual Meeting via the Annual Meeting website.

Attendance virtually at the Annual Meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by us after the vote will not affect the vote. Our corporate secretary’s mailing address is: 10500 University Center Drive, Suite 110, Tampa, Florida 33612, Attention: Corporate Secretary. If the Annual Meeting is postponed or adjourned, it will not affect the ability of holders of our common stock of record as of the Record Date to exercise their voting rights or to revoke any previously granted proxy using the methods described above; however, if a new Record Date is set for an adjourned meeting, a new quorum will be required to be established.

Proxy Solicitation Costs

We are soliciting proxies to provide an opportunity to all of our stockholders to vote on agenda items, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by use of the Notice and through the Internet, we will request that banks, brokers and other nominee record holders send proxies and proxy material to the beneficial owners of our common stock and secure their voting instructions, if necessary. We may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.

Proxies may be solicited on behalf of us or by our directors, officers and other employees in person or by the Notice, telephone, facsimile, messenger, the Internet or other means of communication, including electronic communication. Our directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.

Attending the Annual Meeting

The Annual Meeting may be accessed via the Annual Meeting website, where our stockholders will be able to listen to the Annual Meeting, submit questions and vote online.

You are entitled to attend the Annual Meeting via the Annual Meeting website only if you were a stockholder of record as of the close of business on the Record Date, or you held your shares beneficially in the name of a bank, broker, trustee or other nominee as of the Record Date, or you hold a valid proxy for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date and wish to attend the Annual Meeting via the Annual Meeting website, you will need the control number on your proxy card. If a bank, broker, trustee or other nominee is the record owner of your shares of our common stock, you will need to obtain your specific control number and further instructions from your bank, broker, trustee or other nominee.

You may submit questions during the live audio webcast of the Annual Meeting via the Annual Meeting website. To ensure the Annual Meeting is conducted in a manner that is fair to all stockholders, we may exercise discretion in determining the order in which questions are answered and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate, redundant or not relevant to the Annual Meeting’s limited purpose.

Technical assistance will be available for stockholders who experience an issue accessing the Annual Meeting. Contact information for technical support will appear on the Annual Meeting website before the start of the Annual Meeting.

Householding

Securities and Exchange Commission (“SEC”) rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement, Notice or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement, Notice or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, Notice or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of this proxy statement by writing to TuHURA Biosciences, Inc., 10500 University Center Drive, Suite 110, Tampa, Florida 33612, Attention: Corporate Secretary or email us at monique@gilmartinIR.com.

Tabulation of Votes

Our Board of Directors will appoint an independent inspector of election for the Annual Meeting. The inspector of election will, among other matters, determine the number of shares of our common stock represented at the Annual Meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to our stockholders.

Adjournments

If a quorum is present at the Annual Meeting but there are not sufficient votes at the time of the Annual Meeting to approve the Nasdaq Proposal, then TuHURA stockholders may be asked to vote on the Adjournment Proposal.

At any subsequent reconvening of the Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn before the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Annual Meeting, please contact TuHURA at (813) 875-6600 or write to TuHURA Biosciences, Inc., Attn: Investor Relations, 10500 University Center Drive, Suite 110, Tampa, Florida 33612.

TUHURA STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION.

PROPOSAL 1: ELECTION OF DIRECTORS AT ANNUAL MEETING

Our Board of Directors is currently composed of six directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the six nominees listed below are incumbent directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting of the stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is uncontested.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws and the Nevada Revised Statutes, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares of capital stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age and position of each of the nominees at the Annual Meeting:

Name	Age	Position(s)
James Bianco, M.D.	69	Chief Executive Officer and Director
James Manuso, Ph.D., MBA	77	Director and Chairman of the Board
Alan List, M.D.	71	Director
George Ng	52	Director
Robert E. Hoffman	60	Director
Craig Tendler, M.D.	67	Director

Required Vote

The nominees for director who receive the most votes properly cast (also known as a plurality) will be elected. You may either vote “FOR” the nominees or “WITHHOLD” your vote from the nominees. Withheld votes and broker non-votes, if any, will have no effect on the Director Nomination Proposal.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the election of the director nominees named in the Director Nomination Proposal. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominees as the Board of Directors may designate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES NAMED IN THE DIRECTOR NOMINATION PROPOSAL.

TUHURA DIRECTORS, OFFICERS AND CORPORATE GOVERNANCE

Biographical Information Regarding Our Executive Officers and Director Nominees

The following is summary biographical information regarding our executive officers and director nominees:

Executive Officers

James Bianco, M.D. Dr. Bianco earned his M.D. from the Mount Sinai School of Medicine where, in his junior year, he was elected into Alpha Omega Alpha (AOA) medical honor society. He completed his residency and chief residency at the Mount Sinai Medical Center in New York City. He completed his fellowship in Hematology/Oncology at the University of Washington/Fred Hutchinson Cancer Research Center (FHCRC) where he was appointed Assistant Professor of Medicine, Assistant Member FHCRC and Director of the Bone Marrow Transplant Unit at a “Hutch” affiliate (SVAMC). He is the recipient of numerous awards including the National Organization of Rare Disease award for the development of Trisenox. He served on the Board of Trustees of the Friends of Jose Carreras Leukemia Foundation. In 2001, Dr. Bianco was named Washington CEO of the Year.

Dr. Bianco is a 33-year veteran of the biopharmaceutical industry. Dr. Bianco is the principal founder of CTI Biopharma, where he served as its CEO from 1992 to October 2016. Dr. Bianco’s experience spans all aspects of drug development from phase I-IV clinical trials, regulatory approval, and pricing reimbursement to sales and marketing. He has extensive experience in financing, negotiating and execution of pharmaceutical development and commercial license agreements. During his tenure at CTI Biopharma, Dr. Bianco was responsible for strategic portfolio development and identifying, acquiring, licensing, purchasing, or acquiring through international merger and acquisition, five drug candidates, four of which have since been approved by the FDA and with three receiving accelerated or conditional regulatory approval in the U.S. and/or E.U. In 2013, Dr. Bianco led CTI Biopharma in the identification and negotiation of the asset purchase for VONJO® (pacritinib), a novel JAK2 selective tyrosine kinase inhibitor. He also led CTI Biopharma in the negotiation of the development and commercial license agreement with Baxalta. As CEO of CTI Biopharma, Dr. Bianco was also responsible for the PERSIST-2 Phase 3 trial design and conduct, the successful results of which served as the basis for the 2022 FDA accelerated approval of Vonjo® (pacritinib) and the subsequent acquisition of CTI Biopharma by SOBI for $1.75 billion.

Dr. Bianco joined Legacy TuHURA in 2021 as our Chief Executive Officer and as a director. He directed the completion of our reverse merger transaction with Kintara Therapeutics, Inc. in October 2024 (the “Kintara Merger”), and for TuHURA Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Legacy TuHURA”), prior to the Kintara Merger since July 1, 2021. Dr. Bianco was also the founder, Chief Executive Officer and Chairman of TuHURA Biopharma, Inc., a biotechnology company, from its inception in November 2018 through its dissolution in January 2023, following the transfer of its assets to us.

We believe Dr. Bianco’s experience in building and leading biotechnology businesses as well as his extensive clinical development experience provide him with the qualifications and skills to serve as a director of our company.

Dan Dearborn joined Legacy TuHURA in 2018 as its Chief Financial Officer and has served in this role for our company since the completion of the Kintara Merger. Mr. Dearborn is a CPA with over 25 years of finance experience exclusively with health care and biotechnology companies. Prior to joining our company, from 2015 to 2017, Mr. Dearborn was Chief Financial Officer at MYMD Pharmaceuticals, Inc., a biotechnology firm. Mr. Dearborn is an alumnus of Loyola University in Maryland and joined Ernst & Young early in his career. He was with Pharmerica, a long-term care pharmaceutical company, for fifteen years and advanced subsequently to a Director role. He then moved to BioDelivery Sciences International as Controller. During his time at BioDelivery Sciences International, the company signed two very large commercial partnership agreements and became listed on Nasdaq. Mr. Dearborn later joined Welldyne, Inc. (“Welldyne”) as its Chief Financial Officer. Welldyne is a pharmacy benefit manager that also had several related health care businesses and employed associates in Florida and Colorado. During his time with Welldyne, the company was sold to the private equity firm Carlyle Group, Inc.

Non-Employee Directors

James S. Manuso, Ph.D., MBA, served as a director of Legacy TuHURA since its founding and has served a director and our Chairman since the completion of the Kintara Merger in October 2024. Dr. Manuso has served as Chairman and Chief Executive Officer of Talfinium Investments, Inc. and as managing member of the Laurelside portfolio of LLCs, investment entities which he founded in 2014. Since 2020 Dr. Manuso has served on the board of Opus Genetics Inc. (IRD:Nasdaq), a commercial- and clinical-stage, ophthalmic biopharmaceutical company developing important new therapies for the treatment of inherited retinal diseases and other retinal and refractive disorders. From 2015 until 2018, Dr. Manuso served as President, Chief Executive Officer and Vice Chairman of RespireRx Pharmaceuticals Inc. (OTC QB:RSPI), a clinical-stage biotechnology company. From January 2003 until October 2013, he served as Chairman, President and Chief Executive Officer of Astex Pharmaceuticals, Inc. (Nasdaq:ASTX; formerly SuperGen Nasdaq:SUPG), a commercial-stage, oncology-focused company which was sold to Otsuka Pharmaceutical Co., Ltd. in 2013. He subsequently served as a senior mergers and acquisitions advisor to Otsuka Pharmaceuticals’ executive management. Dr. Manuso has served as board chairman and chairman of the audit, governance and nominating, pricing and compensation committees of multiple companies’ boards, including the Biotechnology Innovation Organization; Novelos Therapeutics, Inc.; Merrion Pharmaceuticals Ltd. (MERR:IEX; Dublin, Ireland); Inflazyme Pharmaceuticals, Inc. (IZP-TSE; Vancouver, Canada); Symbiontics, Inc., which he co-founded (sold to BioMarin Pharmaceutical Inc. as ZyStor, Inc.); Montigen Pharmaceuticals, Inc.; Quark Pharmaceuticals, Inc.; Galenica Pharmaceuticals, Inc.; Supratek Pharma, Inc.; EuroGen, Ltd. (London, UK), where he was chairman; and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as vice president.

Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is an author of numerous chapters, articles, patents and books on topics including health care cost containment and biotechnology company foundation and management.

We believe that Dr. Manuso’s extensive experience in the biopharmaceutical industry in finance, business development and management, and his experience as a member of the boards of directors of multiple pharmaceutical companies, both domestic and foreign, provide him with the qualifications and skills to serve as a director of our company.

George Ng has served as Chief Executive Officer and as a director of Processa Pharmaceuticals, Inc. (NASDAQ:PCSA) since August 8, 2023. He served as a member of the board of directors of Calidi Biotherapeutics, Inc. (NYSE: CLDI) (“Calidi”) from October 2019 to September 2024, and was Calidi’s President and Chief Operating Officer from February 1, 2022 until June 23, 2023. He has been a partner at PENG Life Science Ventures since September 2013 and a member of the board of directors of Legacy TuHURA since February 2020 and TuHURA Biosciences, Inc. (formerly, Morphogenesis, Inc.) (NASDAQ:HURA) since the completion of the Kintara Merger in October 2024. His experience further includes serving in various executive-level or board of director positions for multiple publicly-traded and private global biotechnology and pharmaceutical firms. Mr. Ng previously served as a member of the board of directors of Inflammatory Response Research, Inc. from May 2019 to April 2020, Invent Medical Corp from July 2019 to January 2020, ImmuneOncia Therapeutics Inc.(KOSDAQ:424870.KO) from June 2016 to 2019, and Virttu Biologics Limited from April 2017 to April 2019. He was also the Executive Vice President and Chief Administrative Officer of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) from March 2015 to April 2019; the Co-Founder and Founder and President, Business of Scilex Pharmaceuticals Inc. (NASDAQ:SCLX) from September 2012 to April 2019; and the Senior Vice President and General Counsel of BioDelivery Sciences International Inc. (Nasdaq: BDSI) from December 2012 to March 2015. Mr. Ng holds a JD degree from the University of Notre Dame School of Law, as well as a B.A.S. (B.A and B.S) dual degree in Biochemistry and Economics from the University of California, Davis.

We believe that Mr. Ng is qualified to serve on our Board due to his experience with pharmaceutical companies.

Alan List, M.D. served as a director of Legacy TuHURA prior to the Kintara Merger since November 2022 and has served as a director of our company since the completion of the Kintara Merger. Dr. List currently serves as Chief Scientific Officer of Stelexis BioSciences, Inc., and has also served as Chief Medical Officer of Precision BioSciences, Inc. (Nasdaq: DTIL) (“Precision BioSciences”), a clinical stage gene editing company, from April 2021 through September 2024. Prior to that, he had been a strategic clinical advisor to Precision BioSciences and its board since April 2020, providing advice regarding its clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining Precision BioSciences, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to December 2019, Executive Vice President, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Department from 2003 to 2008. Prior to joining the Moffitt Cancer Center, Dr. List held academic and clinical appointments at the University of Arizona. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (“MDS”) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide), a transformational treatment for patients with MDS and multiple myeloma. Dr. List is the author of numerous peer-reviewed articles and books. He previously served as the President for the Society of Hematologic Oncology as well as a member of the MDS Foundation Board of Directors. Dr. List is also an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors and an inductee in the Florida Inventors Hall of Fame. Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He completed his fellowship in Hematology and Medical Oncology at Vanderbilt University Medical Center, and is board certified in internal medicine, hematology, and medical oncology.

We believe Dr. List’s extensive clinical development experience together with his experience with biotechnology businesses provide him with the qualifications and skills to serve as a director of our company.

Robert E. Hoffman served as a director of our Company from April 2018 through the completion of the Kintara Merger, as Chairman of Kintara from June 2018 through the completion of the Kintara Merger, as Chief Executive Officer and President of Kintara from November 2021 through the completion of the Kintara Merger, and as interim Chief Financial Officer of Kintara from June 1, 2023, through the completion of the Kintara Merger. Mr. Hoffman has also continued to serve as a director since completion of the Kintara Merger. Mr. Hoffman is the Chief Financial Officer of CytoDyn Inc. (OTC: CYDY), a publicly-held, clinical-stage oncology company since May 2025. He has served as a member of the board of directors of Esperion Therapeutics (Nasdaq: ESPR), a publicly-held commercial stage cardiovascular company, since April 2025, and as a member of the board of directors of FibroGenesis, a clinical-stage regenerative medicine company, since April 2021. Mr. Hoffman served as a member of the board of directors of ASLAN Pharmaceuticals, Inc. (Nasdaq:ASLN) a publicly-held biotechnology company. He has also served as a member of the board of directors, on the audit committee, and on the human resources and compensation committee of Antibe Therapeutics Inc. (“Antibe”), a publicly-held clinical-stage biotechnology company, since November 2020, and as Chairman of Antibe’s board of directors from May 2022 to April 2024. Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., a publicly-held pharmaceutical company, from April 2017 to October 2020. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc. (“Arena”), a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. Mr. Hoffman formerly served as a member of the board of directors of Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and as a member of the board of directors of Kura Oncology, Inc., a cancer research company, from March 2015 to August 2021. He also previously served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc., a clinical-stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the

San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standards Board (FASB) for 10 years (2010 to 2020) advising the United States accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

We believe Mr. Hoffman’s financial and executive business experience qualifies him to serve as a director of our company.

Craig Tendler, M.D. was appointed as a member of our board of directors on March 10, 2025, and since March 2026, he has also provided consulting services to the Company through an affiliated entity. Dr. Tendler is an experienced pharmaceutical and biotech industry professional. From January 2010 through December 2024, Dr. Tendler served as the Vice President, Oncology Clinical Development, Diagnostics, and Global Medical Affairs of Johnson & Johnson Innovative Medicine Research & Development where he was responsible for creating and overseeing robust development plans, including optimal integration of biomarkers and diagnostics, and comprehensive data generation activities for all products in the oncology portfolio. During his tenure at Johnson & Johnson, Dr. Tendler and his team worked in collaboration with the FDA and the European Medicines Agency to secure worldwide approvals of transformational treatments in prostate cancer, hematologic malignancies, as well as for lung and bladder cancer. He played an instrumental role in achieving 13 FDA breakthrough designations for accelerating the early development of promising investigational medicines intended for the treatment of serious oncology conditions.

Prior to joining Johnson & Johnson Innovative Medicine, Dr. Tendler served as the Vice President of Oncology Clinical Research and Chair of the Oncology Licensing Committee at the Schering-Plough Research Institute. In addition to his pharmaceutical industry experience, Dr. Tendler has served as Co-Chair of the Friends of Cancer Research Corporate Council, member of the Bloomberg New Economy International Cancer Coalition, and member of the Admissions Committee, Mount Sinai School of Medicine. Dr. Tendler was an Assistant Professor of Pediatrics/Hematology-Oncology at the Mount Sinai School of Medicine and a NIH physician-scientist grant recipient and research fellow at the National Cancer Institute in Bethesda, Maryland. Dr. Tendler earned his undergraduate degree from Cornell University and graduated from the Mount Sinai School of Medicine, New York City, with high honors and induction into the Alpha Omega Alpha Medical Society.

We believe Dr. Tendler’s experience in the pharmaceutical and biotech industry qualifies him to serve as a director of our company.

Board Composition

Our Board of Directors consists of six members. Our articles of incorporation provide that directors are to be elected at each annual meeting of stockholders to hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

Director Independence

Based on information provided by each director concerning his background, employment and affiliations, each of the directors on our Board of Directors, other than Dr. James Bianco and Robert E. Hoffman, currently qualifies as an independent director, as defined under Nasdaq listing rules (the “Nasdaq listing rules”), and our Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of certain committees of our board of directors, as discussed below.

On March 18, 2026, we entered into a Consulting Agreement with Tendler Biotech Consulting LLC (“Tendler Biotech”), an entity owned by our director Craig Tendler, under which Dr. Tendler provides, through

Tendler Biotech, specified consulting services on an as-requested basis relating to our development strategy and operations in connection with our product pipeline. As a result of this Consulting Agreement, pursuant to which Tendler Biotech will receive an hourly fee, Dr. Tendler may in the future cease to be considered an “independent director” of the Company. In the event consulting fees payable to Tendler Biotech under the Consulting Agreement exceed $120,000 in a calendar year, Dr. Tendler will cease to be considered an “independent director” of the Company. Upon such event, we will identify an additional “independent director” within the 180-day grace period provided under Nasdaq rules.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. Our Board of Directors may also establish other committees from time to time to assist our company and our board of directors.

Name*	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James Manuso, Ph.D., MBA.*	Chairman	Member
Alan List, M.D.	Member	Chairman	Member
George Ng.	Member		Chairman
Craig Tendler, M.D.			Member

*	Chairman of our Board of Directors.

Audit Committee

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our board of directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties.

The Audit Committee consists of James Manuso, Ph.D., MBA (chairman), Alan List, M.D., and George Ng. Our Board of Directors has also reviewed the education, experience and other qualifications of each member of the Audit Committee and based upon such review, has determined that Dr. Manuso is an “audit committee financial expert”, as defined by the rules of the SEC.

To qualify as independent to serve on our Audit Committee, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from us, other than for service as a director, or be an affiliated person of our company.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of TuHURA Biosciences, Inc. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2025 as follows:

1. The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2025.

2. The Audit Committee has discussed with representatives of Cherry Bekaert LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3. The Audit Committee has discussed with Cherry Bekaert LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Cherry Bekaert LLP, is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in TuHURA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission.

Audit Committee of TuHURA Biosciences, Inc.

James Manuso, Ph.D.,

Alan List, M.D.,

George Ng

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to compensation of the directors and executive officers of our company and the administration of compensation plans of our company.

The Compensation Committee consists of Alan List, M.D. (chairman) and James Manuso, Ph.D., MBA. Each member of our Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq.

Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is a
“non-employee”
director within the meaning of Rule
16b-3
of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of Nasdaq. None of our executive officers serve as a member of our Board of Directors or compensation committee of any entity that has one or more executive officers who are serving on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assesses potential director candidates to fill perceived needs on our Board of Directors for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at our Corporate Secretary, c/o TuHURA at 10500 University Center Drive, Suite 110, Tampa, FL 33612. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. The committee also develops and recommends corporate governance guidelines, oversees the evaluation of the Board of Directors and its committees, and makes recommendations to the Board of Directors regarding other corporate governance matters.
The Nominating and Corporate Governance Committee of our company consists of George Ng (chairman), Alan List, M.D. and Craig Tendler, M.D. We believe that the composition of the Nominating and Corporate Governance Committee meets the requirements for independence under, and the functioning of such Nominating and Corporate Governance Committee complies with, any applicable requirements of the rules and regulations of Nasdaq.
ADDITIONAL INFORMATION REGARDING THE TUHURA BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
We adopted a Code of Ethics and Conduct that applies to all of our executive officers, financial and accounting officers, our directors, financial managers and all of our employees. Each of the members of our Board of Directors is committed to a high standard of corporate governance practices and, through their respective oversight roles, encourage and promote a culture of ethical business conduct. A copy of our Code of Ethics and Conduct is posted under the “Investors” tab on our website, which is located at
www.tuhurabio.com
.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, as well as their family members and entities under their control. The policy prohibits such persons and entities from engaging in hedging transactions involving our equity securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K,
as amended, for the fiscal year ended December 31, 2025.
Board Leadership Structure
We have structured our Board of Directors in a way that we believe effectively serves our objectives of corporate governance and management oversight. We separate the roles of President and Chairman of the Board of Directors in recognition of the differences between the two roles. We believe that the President should be responsible for the day-to-day
leadership and performance of our Company, while the Chairman of the Board of Directors should work with the President and the rest of the Board of Directors to set the strategic direction for the Company and provide guidance to, and oversight of the President. The Chairman also sets the agenda for meetings of the Board of Directors and presides over them.

Dr. Manuso, who is an independent director, was elected Chairman of the Board of Directors in 2024. In this capacity, Dr. Manuso, among other things, calls and presides over board meetings, including meetings of the independent directors, and sets meeting agendas. In this role, Dr. Manuso can effectively coordinate between the Board of Directors and management regarding risk management issues and the implementation of appropriate responses, and can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors.
Role of the Board of Directors in Risk Oversight and Risk Management
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
The Board of Directors met 9 times in 2025, the Audit Committee met 4 times in 2025, the Compensation
Committee
met 1 time in 2025, and there were no Nominating and Corporate Governance Committee meetings in 2025. All then current board members attended 75% or more of the meetings of the Board of Directors and of the committees on which they served during 2025. In addition, we encourage all of our directors and nominees for director to attend the Annual Meeting, but attendance is not mandatory.
Election of Board of Directors
Directors are elected by a plurality vote of the holders of shares present in person or represented by proxy and entitled to vote on the election
of directors at annual stockholders’ meetings.
Communications with the Board
Any securityholder or any other interested party who desires to communicate with our Board of Directors, our non-management
directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, Florida 33612. The Secretary will forward the communication to the appropriate director or directors as appropriate.
Family Relationships
There are no family relationships among our directors and executive officers, or persons nominated or chosen by us to become a director.
Involvement in Certain Legal Proceedings
There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC. Based solely on our review of the copies of such forms furnished to us, we believe that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except for a late Form 4 filed by each of

Dan Dearborn and James A. Bianco for a grant of stock options on December 12, 2025, and a late Form 4 filed by Craig Tendler for a grant of stock options on March 10, 2025.
EXECUTIVE COMPENSATION
On October 18, 2024, we completed our reverse merger transaction in accordance with the terms of the Agreement and Plan of Merger, dated as of April 2, 2024 (the “Kintara Merger Agreement”), by and among Kintara Therapeutics, Inc. (“Kintara”), TuHURA Biosciences, Inc., a privately held Delaware corporation (“Legacy TuHURA”), and Kayak Mergeco, Inc., a direct wholly owned subsidiary of Kintara (“Merger Sub”). Pursuant to the Kintara Merger Agreement, Merger Sub merged with and into Legacy TuHURA, with Legacy TuHURA surviving the merger and becoming our direct, wholly-owned subsidiary (the “Kintara Merger”). Effective at 12:03 a.m. Eastern Time on October 18, 2024, the merger was completed, and effective at 12:04 a.m. Eastern Time on October 18, 2024, Kintara Therapeutics, Inc. was renamed “TuHURA Biosciences, Inc.”
At the effective time of the Kintara Merger, our management was replaced with the management of Legacy TuHURA. Unless otherwise indicated, the disclosures in this section regarding our common stock or securities convertible into common stock for periods or as of a date that precedes the closing of the Kintara Merger have been adjusted to give effect to the transactions and
35-for-1
reverse stock split consummated in connection with the Kintara Merger.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.
Executive Compensation Overview
Our named executive officers (“NEOs”) for the year ended December 31, 2025, consist of each person who served as our principal executive officer and the next two most highly-compensated executive officers who served during the year ended December 31, 2025. We currently have only two NEOs, who are as follows:

•	James Bianco, M.D., our President and Chief Executive Officer; and

•	Dan Dearborn, our Chief Financial Officer.
Summary Compensation Table
The following table summarizes the compensation earned by, awarded to or paid to the NEOs for the years ended December 31, 2025 and 2024:

Name and Principal Position	Fiscal year	Salary ($)	Bonus	Stock Awards ($)	Option Awards (1)	All Other Compensation ($) (2)	Total ($)
Dr. James Bianco	2025	544,559	490,536	—	2,872,000	80,000	$3,987,095
President and Chief Executive Officer	2024	463,734	623,750	—	4,900,000	80,000	$6,067,484
Dan Dearborn	2025	380,643	163,393	—	1,288,000	—	$1,832,036
Chief Financial Officer	2024	339,101	375,000	—	2,200,000	—	$2,914,101

(1)
Amounts in this column represent the aggregate grant date fair value of stock options awarded during 2025 and 2024, computed in accordance with FASB Accounting Standards Codification Topic 718. For more information regarding the assumptions used in this calculation, see Note 10 to our financial statements included in the Original Form
10-K.

(2)
Amounts in this column represent life insurance premiums paid by us on behalf of Dr. Bianco and Mr. Dearborn. For more information regarding other compensation awarded or paid to the NEOs, see “—
Narrative Disclosure to Summary Compensation Table — Other Compensation
” below.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Dr. James Bianco
. On March 29, 2024, we entered into a second amended and restated employment agreement with Dr. Bianco under which Dr. Bianco serves as our President and Chief Executive Officer for an initial term of two years, unless earlier terminated. Dr. Bianco’s employment agreement provides that he will serve as the President and Chief Executive Officer of our company. Upon the expiration of the initial two-year
term, the term of Dr. Bianco’s employment agreement will automatically extend, upon the same terms and conditions, for additional periods of one year, unless, either party gives 90 days’ prior notice of its intention not to extend the term. Dr. Bianco’s annual base salary for fiscal year 2026 is $605,965, to be reviewed periodically by our board of directors or the Compensation Committee. Dr. Bianco is also eligible for consideration to receive an annual incentive bonus of up to 125% of his base salary and a discretionary bonus. The amount of any incentive bonus is to be established annually based on objectives determined by our board of directors or the Compensation Committee, and the timing and amount of any discretionary bonus is to be determined at the sole discretion of our board of directors or the Compensation Committee. Dr. Bianco must remain employed on the date any bonus is to be paid to receive such bonus. Dr. Bianco’s employment agreement also provides that we will pay for a $2,000,000 term life insurance policy for the benefit of Dr. Bianco’s designated beneficiaries. Dr. Bianco’s employment agreement provides that if Dr. Bianco’s employment is terminated for any reason, Dr. Bianco shall receive any base salary that had accrued but not been paid, payment of accrued and unused vacation time, and any reimbursement due to him pursuant to his employment agreement (“Accrued Obligations”). Additionally, if Dr. Bianco is terminated without cause, including by notice of non-extension
of his employment agreement, or he resigns for good reason, as such terms are defined in his employment agreement, and he executes a release of claims in the form prescribed by us within 30 days of the termination, (A) we are obligated to pay to Dr. Bianco (i) his Accrued Obligations, (ii) two years of his base salary plus an amount equal to the average of his two prior years’ bonuses, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for two years or until other health insurance is obtained by Dr. Bianco and (B) any unvested portion of any outstanding options or unvested shares of our common stock granted to Dr. Bianco will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of his separation. If Dr. Bianco’s termination occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in Dr. Bianco’s employment agreement), Dr. Bianco’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary.
Dan Dearborn
. On March 29, 2024, we entered into a second amended and restated employment agreement with Mr. Dearborn under which Mr. Dearborn serves as our Chief Financial Officer for an initial term of two years, unless earlier terminated. Mr. Dearborn’s employment agreement also provides that he will serve as the Chief Financial Officer of our company. Upon the expiration of the initial two-year
term, the term of Mr. Dearborn’s employment agreement will automatically extend, upon the same terms and conditions, for additional periods of one year, unless, either party gives 90 days’ prior notice of its intention not to extend the term. Mr. Dearborn’s annual base salary for fiscal year 2026 is $403,676, to be reviewed periodically by our board of directors or the Compensation Committee. Mr. Dearborn is also eligible for consideration to receive an annual incentive bonus up to 100% of his base salary and a discretionary bonus. The amount of any incentive bonus is to be established annually based on objectives determined by our board of directors or the Compensation Committee, and the timing and amount of any discretionary bonus is to be determined at the sole discretion of our board of directors or the Compensation Committee. Mr. Dearborn must remain employed on the date any bonus is to be paid to receive such bonus. Mr. Dearborn’s employment agreement provides that if Mr. Dearborn’s employment is terminated for any reason, Mr. Dearborn shall receive his Accrued Obligations.

Additionally, if Mr. Dearborn is terminated without cause, including by notice of non-extension
of his employment agreement, or he resigns for good reason, as such terms are defined in his employment agreement, and he executes a release of claims in the form prescribed by us within 30 days of the termination, (A) we are obligated to pay to Mr. Dearborn (i) his Accrued Obligations, (ii) one year of his base salary plus an amount equal to the average of his two prior years’ bonuses, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for one year or until other health insurance is obtained by Mr. Dearborn and (B) any unvested portion of any outstanding options or unvested shares of our common stock granted to Mr. Dearborn will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of his separation. If Mr. Dearborn’s termination occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in Mr. Dearborn’s employment agreement), Mr. Dearborn’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary.
Base Salaries
The base salaries for Dr. Bianco and Mr. Dearborn for fiscal years 2024 and 2025 were established in connection with their employment agreements. The table below sets forth the base salary as of December 31, 2025, for each NEO.

Name	Base Salary (as of 12/31/2025)
Dr. James Bianco	$577,101
Dan Dearborn	$384,453
Annual Bonuses
Each NEO is eligible to receive an annual incentive bonus based on objectives determined by our board of directors or the Compensation Committee.
A target annual bonus, as a percentage of base salary, is established for each NEO, as set forth in the table below. Following review of individual performance during fiscal 2025, our board of directors (or the Compensation Committee, as applicable) determined that it was appropriate to award the following annual bonuses for fiscal 2025.

Name	Target Bonus (% of Salary)	2025 Annual Bonus
Dr. James Bianco	85%	$490,536
Dan Dearborn	85%	$163,393
Equity Awards
We have historically provided long-term incentive compensation to the NEOs through grants of stock options to purchase shares of our common stock under the TuHURA Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) and the TuHURA 2024 Equity Incentive Plan (the “2024 Plan”).
Retirement Plans
We maintain a 401(k) plan for employees, although we do not currently make matching contributions to such plan. Except for the 401(k) plan, we have not had and currently do not have a pension or other retirement plan or a nonqualified deferred compensation plan.
Other Compensation
All NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all other employees, provided that we pay all premiums for the medical, dental, and vision plans for our executive officers. For the NEOs, we pay for and on behalf of each NEO life insurance premiums. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances.
Outstanding Equity Awards at Fiscal
Year-End
The following table sets forth certain information regarding outstanding stock options held by the NEOs as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dr. James Bianco	357,801		—		$3.69	7/1/2031
President and Chief Executive Officer	47,707	(1)	23,853		$3.69	4/7/2033
	63,761	(3)	127,520		$4.14	2/28/2034
	355,330	(4)	710,660		$4.94	11/12/2034
	—	(5)	3,414,891		$1.02	12/12/2035
Dan Dearborn	68,439		—		$2.42	12/20/2026
Chief Financial Officer	232,531	(2)	—	(2)	$3.69	11/15/2032
	10,496	(1)	5,248	(1)	$3.69	4/7/2033
	22,220	(3)	44,437		$4.14	2/28/2034
	163,282	(4)	326,566		$4.94	11/12/2034
	—	(5)	1,531,367		$1.02	12/12/2035

(1)	This option vests, in arrears, in three equal annual installments over three years from the grant date of April 7, 2023, subject to his continuous service on each vesting date.
(2)	This option vests, in arrears, in three equal annual installments over three years from the grant date of November 15, 2022, subject to his continuous service on each vesting date.
(3)	This option vests, in arrears, in three equal annual installments over three years from the grant date of February 28, 2023, subject to his continuous service on each vesting date.
(4)	This option vests, in arrears, in three equal annual installments over three years from the grant date of November 12, 2024, subject to his continuous service on each vesting date.
(5)	This option vests, in arrears, in three equal annual installments over three years from the grant date of December 12, 2025, subject to his continuous service on each vesting date.
Potential Payments Upon Termination or Change in Control
Under the employment agreements with the NEOs, in the event the NEO is terminated by us other than for “Cause” or by the NEO for “Good Reason,” the NEO will be eligible for the following severance benefits if he executes a release of claims in the form prescribed by us within 30 days of the termination: (A) payment of (i) employee’s Accrued Obligations, (ii) two years of base salary plus an amount equal to the greater of the average of such employee’s two prior years’ bonuses or 50% of such employee’s then-base salary, paid in one lump sum within 30 days of the separation, and (iii) reimbursement for monthly premiums to continue health insurance for two years or until other health insurance is obtained by such employee and (B) any unvested portion of any outstanding options or unvested shares of our common stock granted to such employee will immediately vest and become exercisable and will remain exercisable for a period of seven years following the date of such employee’s separation. If the termination of the NEO occurs upon the same circumstances, except that it occurs immediately prior to, upon, or within two years following a Change of Control (as defined in the NEO’s employment agreements), the NEO’s bonus payment will instead be an amount equal to the greater of the average of the two prior years’ bonuses or 50% of his base salary. The Kintara Merger was not deemed a Change of Control for purposes of each NEO employment agreement, and the merger transaction with Kineta, Inc. was not deemed a Change of Control for purposes of each NEO employment agreement.
For purposes of the employment agreements and the outstanding stock options: “Cause” is defined as (i) gross negligence or willful misconduct in the performance of employee’s duties to our company after written notice to employee and the failure to cure same within ten business days after receipt of written notice; (ii) refusal or failure to act in accordance with any lawful specific direction or order of our board of directors after written notice to employee of such refusal or failure and failure to cure the same within ten days after receipt of written notice; (iii) commission of any act of fraud with respect to us; (iv) employee’s material breach of any written agreement or material policy of ours after written notice to employee of such breach and failure to cure, if curable, the same within ten business days after receipt of written notice; and (v) employee’s conviction of, or plea of nolo contendere to, a crime which adversely affects our business or reputation, in each case as determined by our board of directors; (vi) employee’s willful unauthorized disclosure of Confidential Information (as defined in our confidential disclosure policy); (vii) continued or excessive absences or tardiness, after an official warning has been issued and failure to cure (not including authorized leaves of absence, FMLA leave, or absences that are a result of an accommodation under ADA).
Policy Relating to Recovery of Erroneously Awarded Compensation (Clawback Policy)
We have instituted a clawback policy in accordance with the Nasdaq’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, effective October 2, 2023, to support a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth. The policy applies to each person who serves as an executive officer of our company, as defined in Rule
10D-1(d)
under the Exchange Act, which include our named executive officers (each, a “covered employee”). In the event of a qualifying financial restatement, a covered employee will be required to forfeit erroneously awarded incentive compensation to the Company to the extent required under applicable law.
Pay Versus Performance
The following section has been prepared in accordance with pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under these new rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for the NEOs and then compare it with certain of our performance measures. Stockholders should refer to our compensation philosophy discussion and analysis in this proxy statement for a complete description of how executive compensation relates to our performance measures and how our Compensation Committee makes its decisions related thereto. Our Compensation Committee did not consider this
SEC-required
pay versus performance analysis and disclosure below in making its pay decisions for any of the years shown.
The following table shows the past three fiscal years’ total compensation for the NEOs as set forth in the Summary Compensation Table (“SCT”), the CAP to the NEOs (as determined pursuant to SEC rules), our total stockholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule
12b-2
under the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.
SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the pay versus performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEOs without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP as required by Item 402(v) of Regulation
S-K
takes into account, among others, changes in share price and its impact on the fair value of equity awards.
For information on our executive compensation program and the approach used by our Compensation Committee, please refer to the “Executive Compensation” narrative and the outstanding equity awards table. The following table provides information about our principal executive officer (PEO) and non-PEO
NEOs and certain financial performance information for the reported years.

Year	Summary Compensation Total for Dr. Bianco ($) (1)(a)	Summary Compensation Total for Mr. Hoffman ($) (1)(b)	Compensation actually paid to Dr. Bianco ($) (2)	Compensation actually paid to Mr. Hoffman ($) (2)	Average Summary Compensation Table Total for non-PEO ($) (3)	Average Summary Compensation actually paid for non-PEO ($) (2)	Value of initial fixed $100 Investment based on Total Shareholder Return (4)	Net Income (Loss) (millions) (5)
2025	3,987,095	—	1,775,095	—	1,832,036	691,036	0.32	(31.0)
2024	6,067,484	2,441,229	5,315,484	2,441,229	1,723,967	1,555,967	0.46	(23.0)
2023	1,211,585	1,184,363	1,211,585	559,019	325,030	369,631	3.82	(15.0)

(1)
The dollar amounts reported in each column (a) are the amounts of total compensation reported for Dr. Bianco (TuHURA’s current Chief Executive Officer), and (b) Robert Hoffman (TuHURA’s former Chief Executive Officer prior to the completion of the Kintara Merger).

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to TuHURA’s PEOs and the average “compensation actually paid” to TuHURA’s non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K,
for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the SCT for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs or non-PEO
NEOs during the applicable fiscal year.

	Dr. Bianco 2025 ($)	Mr. Hoffman 2025 ($)	Average Other NEOs ($)
Deduction for amounts reported under the option awards column in the summary compensation table	(2,872,000)	—	(1,288,000)
ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,064,000	—	926,000
ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,172,000)	—	(710,000)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(232,000)	—	(69,000)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—
TOTAL ADJUSTMENTS	(2,212,000)	—	(1,141,000)

(3)
The dollar amounts reported represent the average of the amounts reported for TuHURA’s NEOs as a group (excluding TuHURA’s PEOs) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for the year ending December 31, 2025, Dan Dearborn, (ii) for the years ending December 31,

2024 and 2023, Dan Dearborn and Dennis Yamashita, and (iii) for the year ending June 30, 2023, Dennis Brown (TuHURA’s former Chief Scientific Officer), and Scott Praill (TuHURA’s former Chief Financial Officer).
(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between TuHURA’s share price at the end and the beginning of the measurement period by TuHURA’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2022. No dividends were paid on stock or option awards in 2023, 2024 or 2025.

(5)
The dollar amounts reported represent the amount of net income (loss) reflected in TuHURA’s audited financial statements for (a) the years ending December 31, 2025, 2024 and 2023 and (b) the year ending June 30, 2023.

Analysis of Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above. The following graphs display the CAP to our NEOs compared to our TSR and our net income (loss) for fiscal 2023, 2024 and 2025. We do not look to net income (loss) as a performance measure for our executive compensation program and instead look at operational metrics, such as drug development milestones, pipeline progress, regulatory compliance, intellectual property, partnerships and collaborations, and general financial health of the company.

NEO Compensation Actually Paid v. Net Loss - in millions (2023-2025)
2023
2024
2025
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$-
$(5.0)
$(10.0)
$(15.0)
$(20.0)
$(25.0)
$(30.0)
$(35.0)
PEO (in millions)
Non-PEO (in millions)
Net loss (millions)

Policies and
Practices
Regarding Long-Term Incentive Awards
Our Compensation Committee and senior management monitor our equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, our Compensation Committee’s practice is to approve them at its meeting in January of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because our Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, our Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions or for general retentive or incentive needs. We attempt to make equity awards during periods when it does not have material non-public
information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.
During 2025, no stock option grants were made to any of our named executive officers during any period beginning four business days before the filing or furnishing of a periodic report or current report (other than a current report on Form
8-K
disclosing a material new option award grant under Item 5.02(e) of that form) and ending one business day after the filing or furnishing of any such report with the SEC.
Summary Description of Our Equity Plans
TuHURA (f/k/a Morphogenesis, Inc.) 2019 Amended and Restated Equity Incentive Plan
The 2019 Plan was approved by the Legacy TuHURA board of directors and its stockholders in January 2019. The 2019 Plan, which amended and restated the TuHURA 2016 Stock Option Plan, provided for the issuance of up to 20,000,000 shares of Legacy TuHURA common stock, which includes the number of outstanding awards made pursuant to the TuHURA 2016 Stock Option Plan. The 2019 Plan allowed for awards of incentive stock options to TuHURA’s employees, nonqualified stock options to TuHURA’s directors, restricted stock, restricted stock units, and other stock-based awards. In connection with the closing of the Kintara Merger, TuHURA (f/k/a Kintara Therapeutics, Inc.) assumed all outstanding awards under the 2019 Plan. No further grants will be made under the 2019 Plan.

2024 Equity Incentive Plan
In connection with the Kintara Merger, our Board of Directors approved the 2024 Plan on August 7, 2024, which was subsequently approved at an annual meeting of our stockholders held on October 4, 2024. The 2024 Plan replaced the Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan, as amended (the “Legacy Kintara Plan”), under which no further grants will be made. The following is a summary of certain terms and conditions of the 2024 Plan.
Administration
. Our Board of Directors or the Compensation Committee of the Board of Directors, or any successor committee with similar authority that our board of directors may appoint, (the “Committee”) will administer the 2024 Plan (the “Administrator”). The 2024 Plan authorizes the Administrator to interpret the provisions of the 2024 Plan and award agreements; prescribe, amend and rescind rules and regulations relating to the 2024 Plan; correct any defect, supply any omission, or reconcile any inconsistency in the 2024 Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the 2024 Plan, in each case in its sole discretion.
Eligibility
. The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of our company or our affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to our company or our affiliates; or any director, including a non-employee
director.
Types of Awards
. The 2024 Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, cash incentives and other types of awards authorized under the 2024 Plan. These award types are described in further detail below.
Stock Subject to the 2024 Plan
. The 2024 Plan provides that 11,000,000 shares of our common stock are reserved for issuance under the 2024 Plan, all of which may be issued pursuant to the exercise of incentive stock options. The aggregate number of shares of common stock reserved for issuance under the 2024 Plan increases annually on the first day of each fiscal year after the consummation of the Kintara Merger, commencing on the first day of our fiscal year 2025 and with a final increase on the first day of the 2034 fiscal year, by a number of shares of common stock (“Evergreen Shares”) equal to the lesser of: (i) 5.0% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year or (ii) such other number of shares (which may be zero) as our board of directors may determine. Evergreen Shares may not be issued pursuant to the exercise of incentive stock options. The number of shares reserved for issuance under the 2024 Plan increased by 2,116,187 Evergreen Shares on January 1, 2025 and an additional 2,996,828 Evergreen Shares on January 1, 2026.
The number of shares reserved under the 2024 Plan will be depleted on the date of the grant of an award by the maximum number of shares, if any, with respect to which such award is granted. An award that may be settled solely in cash shall not cause any depletion of the 2024 Plan’s share reserve at the time such award is granted. In general, if an award granted under the 2024 Plan lapses, expires, terminates or is canceled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2024 Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares of common stock not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered or withheld in payment of the exercise price of an option, shares tendered or withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be re-credited
to the reserve.

Director Award Limit
. The maximum number of shares that may be subject to awards granted during a single fiscal year to any individual non-employee
director, subject to appropriate adjustments in accordance with the 2024 Plan, may not exceed the number of shares that has a grant date fair value of, when added to any cash compensation received by such non-employee
director, $1,000,000, except that such limit will be $2,000,000 for the first fiscal year that the non-employee
director serves on the board.
Options
. The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant (110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder) and the option must terminate no later than ten years after the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder). If a participant disposes of shares issued pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), that participant must notify us of such disposition within 10 days. To the extent previously approved by the Administrator (in an award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made by payment in cash or previously owned shares, through a broker-dealer assisted sell-to-cover
transaction, by withholding shares otherwise deliverable upon exercise, or a combination of the foregoing. Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.
Stock Appreciation Rights
. The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant and the stock appreciation right must terminate no later than ten years after the date of grant.
Performance and Stock Awards
. The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. A restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Performance shares means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved (or other requirements are met). A performance unit means the right to receive a cash payment or shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved (or other requirements are met). The Administrator will determine the length of the vesting and/or performance period.
Any participant who holds restricted stock has the right to vote their shares, unless the Administrator provides otherwise. Any participant who holds other types of awards does not have any rights as a stockholder of our company, unless the Administrator provides otherwise.
Cash Incentive Awards
. The Administrator has the authority to grant cash incentive awards. A cash incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each cash incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment.

Other Stock-Based Awards
. The Administrator may grant a participant shares of unrestricted stock as a replacement for other compensation to which the participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of compensation right or as a bonus.
Transferability of Awards
. Awards under the 2024 Plan may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a participant to: (1) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death; (2) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce; or (3) transfer an award (provided the participant may not receive consideration for such transfer), provided that in each case, the assignee cannot further transfer the award. Any permitted transfer shall be subject to compliance with applicable securities laws.
Adjustments.
Under the terms of the 2024 Plan, if any of the following occurs:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	we subdivide or combine our common stock or declare a dividend payable in our common stock, other securities or other property;

•
we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that our board of directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•
Any other event occurs, which, in the judgment of our board of directors or committee thereof, necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan; then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2024 Plan and subject to certain provisions of the Code, adjust the number and type of shares of common stock subject to the 2024 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award. The Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective).

Repricing Prohibited
. Neither the Administrator nor any other person may, without stockholder approval: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.
Backdating Prohibited
. The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.
Term of Plan
. Unless our Board of Directors terminates the 2024 Plan on an earlier date, the 2024 Plan will terminate, and no further awards can be granted thereunder, after the 10th anniversary of the latest date on which the 2024 Plan, or any amendment thereto or restatement thereof, has been approved by our stockholders.

Termination and Amendment of the 2024 Plan
. The Administrator may amend or terminate the 2024 Plan at any time, except that (1) our Board of Directors must approve any amendment that it is required to approve by reason of applicable law or prior action of our board, (2) stockholders must approve any amendments if such approval is required by any applicable law or the listing requirements of any principal securities exchange on which our shares are then traded, and (3) stockholders must approve any amendments that would diminish the backdating or repricing restrictions contained in the 2024 Plan.
Amendment, Modification, Cancellation and Disgorgement of Awards
. Subject to exceptions specified in the 2024 Plan, the Administrator may amend or cancel an award granted under the 2024 Plan at any time, or waive any restrictions or conditions applicable to any award or the exercise of the award. In addition, the Administrator will have full power and authority to terminate or cause a participant to forfeit an award, and require the participant to disgorge any gains attributable to an award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination or a breach of a material policy, any award agreement or any other agreement concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations. All awards, and any shares issued or cash paid pursuant to an award, are also subject to any applicable recoupment or clawback policy adopted by us or any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which our stock is principally traded.
Policies and Practices Related to the Timing of Grants of Certain Equity Awards
We generally grant annual equity-based awards during the first half of our fiscal year, although such timing may change from year to year. Our Compensation Committee also may consider and approve interim or mid-year
grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of our Compensation Committee.
Our Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee
member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2025. Dr. James Bianco, our Chief Executive Officer, did not receive any compensation for his service as a member of our Board of Directors for the fiscal year ended December 31, 2025. Dr. Bianco’s compensation for service as an employee for fiscal year 2025 is presented in the section titled “
Executive Compensation—Summary Compensation Table
” above.

Name	Year	Fees Earned or Paid in Cash	Option Awards (2)	Total ($)
James Manuso, Ph.D.	2025	$91,000	$199,865	$290,865
Alan List, M.D.	2025	$63,500	$171,975	$235,475
George Ng	2025	$57,500	$171,975	$229,475
Robert Hoffman	2025	$40,000	$171,975	$211,975
Craig Tendler M.D. (1)	2025	$33,750	$233,140	$266,890

(1)	Mr. Tendler was appointed to our board of directors on March 10, 2025.
(2)	Represents the fair value of stock option awards granted to its directors during the fiscal year ended December 31, 2025.

Non-Employee
Director Compensation Program
The following describes the material terms of our
Non-Employee
Director Compensation Program (the “Program”), as adopted by our Board of Directors effective January 1, 2025. The Program provides for both cash retainers and equity-based compensation payable to each member of our board who is not an employee of the Company or any parent or subsidiary of the Company. Cash and equity compensation under the Program is paid or granted automatically without further board of director action, unless a non-employee
director declines receipt by written notice to the Company. The Board of Directors may amend, modify, or terminate the Program at any time in its sole discretion.

Cash Compensation

Beginning January 1, 2025, each non-employee director is entitled to receive the following annual cash retainers:

Each non-employee director receives an annual retainer of $40,000 for service on our Board of Directors, except that the Chair of the Board receives an annual retainer of $70,000. In addition, non-employee directors serving on standing committees of our Board of Directors receive the following additional annual retainers for their committee service:

Committee	Chairperson Retainer	Member Retainer
Audit Committee	$15,000	$7,500
Compensation Committee	$11,000	$6,000
Nominating and Corporate Governance Committee	$10,000	$5,000

All annual retainers are earned on a quarterly basis based on a calendar quarter and are paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a non-employee director does not serve for an entire calendar quarter, the retainer is prorated for the portion of the quarter actually served.

Equity Compensation

Under the Program, each non-employee director who is serving on our Board of Directors as of the first business day of January each year is automatically granted stock options to purchase shares of the Company’s common stock under the 2024 Plan or any other applicable equity incentive plan then maintained by the Company. The number of stock options granted is determined by dividing (A) $185,000 (or $215,000 in the case of the Chair of the Board) by (B) the Black-Scholes value of the right to purchase one share of our common stock on the date of grant, using the assumptions employed by the Company for financial statement purposes and the closing price per share on the date of grant.

Each annual option award vests in three equal installments on the first three anniversaries of the date of grant, subject to the non-employee director’s continued service on our Board of Directors through each applicable vesting date. Unless the board of directors otherwise determines, no unvested portion of an award will vest following a non-employee director’s termination of service. Notwithstanding the foregoing, all outstanding equity awards held by a non-employee director become fully vested upon the director’s death or disability, or upon a Change of Control (as defined in the 2024 Plan).

Our Board of Directors retains discretion to determine that future awards may be granted, in whole or in part, in the form of alternative equity awards permitted under the 2024 Plan, such as restricted stock. All grants under the Program are subject to the terms and provisions of the 2024 Plan and the applicable award agreements.

As of December 31, 2025, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
James Manuso, Ph.D.	86,696
Alan List, M.D.	78,381
Robert Hoffman	54,806
George Ng	114,161
Craig Tendler, M.D.	151,883

PROPOSAL 2: THE NASDAQ PROPOSAL

Overview

As may be required by Nasdaq Listing Rule 5635(d), we are asking that our stockholders approve the issuance of an aggregate of 1,878,287 shares of our common stock (the “Loan Fee Shares”) to Parkview Holdings One LLC (“Parkview”), an affiliate of K&V Investment One LLC (“K&V Investment”), our largest stockholder (both entities are affiliated with Mr. Vijay Patel), pursuant to that certain Fee Letter, dated as of April 21, 2026, between us and Parkview and made in connection with our revolving credit facility with Parkview. The number of Loan Fee Shares issuable to Parkview is based on a price per share equal to $2.662, which is the average of the daily closing prices of our common stock during the ten trading days ending on (and including) April 21, 2026. Pursuant to Nasdaq Listing Rule 5635(d), the issuance of the Loan Fee Shares may be deemed to be aggregated with the securities issued to K&V Investment in our registered direct offering that closed in December 2025 (the “December 2025 Offering”). This aggregation means the combined issuances exceed the 20% threshold under Nasdaq Listing Rule 5635(d), requiring stockholder approval prior to the issuance of the Loan Fee Shares to Parkview.

Nasdaq Listing Rule 5635(d)

As a result of being listed for trading on the Nasdaq Stock Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction or series of transactions, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of (i) the Nasdaq closing price immediately preceding the signing of the binding agreement, or (ii) the average of the Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement.

Under Nasdaq Listing Rules, Nasdaq may aggregate transactions to determine whether stockholder approval is required. If Nasdaq aggregated the shares issuable to Parkview pursuant to the Fee Letter with the securities issued to K&V Investment in the December 2025 Offering, such issuance would result in the issuance of more than 20% of our common stock or more than 20% of the voting power outstanding before the issuance for a price that is lower than the lower of (i) the Nasdaq closing price immediately preceding the signing of the binding agreement, or (ii) the average of the Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement.

Background

December 2025 Offering

On December 9, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Purchasers”), including K&V Investment. The Purchase Agreement was entered into in connection with the sale and issuance in a registered direct offering of: (i) 9,462,423 shares of our common stock, (ii) Series A common stock purchase warrants to purchase up to 9,462,423 shares of common stock (the “Series A Warrants”), and (iii) Series B common stock purchase warrants to purchase up to 9,462,423 shares of common stock (the “Series B Warrants,” and together with the Series A Warrants, the “Common Warrants”). The offering price for each share and accompanying Series A Warrant and Series B Warrant was $1.65. Each Common Warrant has an exercise price of $1.95 per share and is exercisable beginning six months after the date of issuance.

On the same date, we entered into a side letter to the Purchase Agreement (the “Side Letter”) with K&V Investment whereby we agreed that, for purposes of K&V Investment’s funding requirements under the Purchase Agreement, K&V Investment was to fund (i) with respect to $5 million of K&V Investment’s subscription amount, at a date chosen by K&V Investment that was no later than January 30, 2026 (the “Second Closing”), and (ii) with respect to $2 million of K&V Investment’s subscription amount, at a date chosen by K&V Investment that was no later than February 27, 2026 (the “Third Closing”). We issued to K&V Investment the shares of common stock and Common Warrants purchased at each of the Second Closing and Third Closing following receipt of consideration thereof, with such issued Common Warrants exercisable six months following the date of the Second Closing and the date of the Third Closing, respectively, and expiring on the same date as the Common Warrants issued to the other Purchasers on December 10, 2025, the first closing date (the “First Closing”).

Pursuant to the terms of the Purchase Agreement and the Side Letter, the closing of the December 2025 Offering occurred in three tranches. At the First Closing, we issued an aggregate of 5,219,999 shares of common stock, Series A Warrants to purchase up to an aggregate of 5,219,999 shares of common stock and Series B Warrants to purchase up to an aggregate of 5,219,999 shares of common stock. At the Second Closing, we issued to K&V Investment an aggregate of 3,030,303 shares of common stock, Series A Warrants to purchase up to an aggregate of 3,030,303 shares of common stock and Series B Warrants to purchase up to an aggregate of 3,030,303 shares of common stock. At the Third Closing, we issued to K&V Investment an aggregate of 1,212,121 shares of common stock, Series A Warrants to purchase up to an aggregate of 1,212,121 shares of common stock and Series B Warrants to purchase up to an aggregate of 1,212,121 shares of common stock. The Series A Warrants expire five and one-half years from the date of the First Closing and the Series B Warrants expire twenty-four months from the date of the First Closing.

Because K&V Investment is an affiliate of Parkview, Nasdaq may aggregate the issuance of the Loan Fee Shares under the Fee Letter with securities issued to K&V Investment in the December 2025 Offering for purposes of Nasdaq Listing Rule 5635(d).

April 2026 Revolving Credit Facility

On April 21, 2026, we entered into a Loan Agreement (the “Loan Agreement”) with Parkview, providing for a $50 million secured revolving credit facility maturing April 21, 2031. Borrowings under the Loan Agreement bear interest at 12% per annum (18% during an event of default), payable monthly in arrears. The Company intends to use borrowings for general corporate purposes, including funding its clinical trials and development programs. Assuming stockholder approval as set forth in this proposal of the Loan Fee Shares, we expect the facility will fund operations into the first quarter of 2028.

Under the Loan Agreement, we have also agreed to:

•

pursuant to the Fee Letter, pay a one-time commitment fee of $5.0 million (10% of the total commitment), payable through the issuance of 1,878,287 shares of common stock to Parkview, subject to stockholder approval. If the issuance of the Loan Fee Shares is not approved by our stockholders by August 31, 2026, the fee is payable in cash;

•	pay an annual cash facility fee, payable annually beginning on the first anniversary of the date of the Loan Agreement, equal to one and one-half percent (1.5%) of the total commitment; and

•

enter into two Warrant Amendment Agreements (the “Warrant Amendment Agreements”) extending to April 21, 2031 the exercise period for 4,364,873 warrants held by K&V Investment (at exercise prices of $3.69 and $5.70 per share).

The Loan Agreement contains customary restrictive covenants and events of default (including a Change of Control (acquisition of 51% or more of the Company by a third party other than Parkview or its affiliates) or discontinuance of the IFx-2.0 program), upon which Parkview may accelerate outstanding obligations. We may prepay without penalty and terminate or reduce the commitment at any time.

The Loan Agreement is not convertible into equity except upon a Change of Control in which case Parkview may convert outstanding principal and interest into shares of our common stock at $2.662 per share, subject to prior stockholder approval. Parkview also has the right, upon request, to appoint one director to our Board of Directors.

In connection with the Loan Agreement, we also entered into a Royalty Agreement, dated April 21, 2026 (the “Royalty Agreement”), granting Parkview an annual royalty in the low to mid-single digits on net sales of products based on our IFx-2.0 intellectual property, continuing through the last-to-expire patent covering IFx-2.0.

Stockholder Approval Requirement

As noted above, because the Loan Fee Shares are issuable to Parkview, an affiliate of K&V Investment (both entities are affiliated with Mr. Vijay Patel), Nasdaq may require that the issuance of the Loan Fee Shares under the Fee Letter be aggregated with the securities issued to K&V Investment in the December 2025 Offering as a series of related transactions for purposes of determining compliance with Nasdaq Listing Rule 5635(d).

Because our common stock is listed on the Nasdaq, we are subject to Nasdaq’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. Nasdaq may aggregate multiple issuances as a series of related transactions for purposes of Nasdaq Listing Rule 5635(d), considering factors such as the timing of the issuances, whether the transactions were negotiated at the same time or with the same parties, whether the issuances involve the same or affiliated investors, and whether the issuances were made pursuant to the same or related agreements. Here, because K&V Investment and Parkview are affiliates and under the same beneficial ownership, the securities issued to K&V Investment in the December 2025 Offering and the Loan Fee Shares issuable to Parkview under the Fee Letter may be required to be aggregated as a series of related transactions under Nasdaq Listing Rule 5635(d).

For purposes of Nasdaq Listing Rule 5635(d), (A) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors, or substantial stockholders equals 20% or more of common stock (which for purposes of this calculation, includes issued and outstanding shares of our voting common stock and non-voting common stock) or 20% or more of the voting power outstanding before the issuance and (B) “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Because the combined issuances to K&V Investment and Parkview, when aggregated as a series of related transactions, exceed the 20% threshold under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of the Loan Fee Shares. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

Reasons for Transaction and Effect on Current Stockholders

Our Board of Directors has determined that the Loan Agreement and the Fee Letter, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties thereto, and in accordance with the stockholder approval requirements of Nasdaq Listing Rule 5635(d), are in the best interests of us and our stockholders because the Loan Agreement provides the Company with a $50 million revolving credit facility to fund the Company’s ongoing clinical trials, development programs and general corporate purposes. Without the successful approval of this proposal, we will be obligated to pay to Parkview a non-refundable closing fee under the Loan Agreement in an amount equal to $5.0 million, an amount equal to 10% of the aggregate principal amount as of the closing date.

Potential Adverse Effects—Dilution and Impact on Existing Stockholders

The issuance of the Loan Fee Shares will have a dilutive effect on current stockholders in that the percentage ownership of our company held by such current stockholders will decline as a result of the issuance of such shares. This means also that our current stockholders will hold a smaller interest in us as a result of the issuance of the Loan Fee Shares and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the Loan Fee Shares could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

If the Loan Fee Shares are issued in full, a total of 1,878,287 shares of common stock will be issuable to Parkview within three business days following the approval of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of the Loan Fee Shares to Parkview pursuant to the terms of the Fee Letter, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties to the Fee Letter, and in accordance with the stockholder approval requirements of Nasdaq Listing Rule 5635(d).

Without the successful approval of this proposal, we will be required to pay to Parkview a non-refundable closing fee in an aggregate amount equal to $5.0 million under the Loan Agreement. This closing fee represents 10% of the aggregate principal amount as of the closing date and would constitute a significant cash outlay without any corresponding benefit to stockholders.

In addition to avoiding this substantial closing fee, the Board of Directors believes that approval of this proposal is in the best interests of stockholders for the following reasons:

•	The Loan Agreement provides us with a $50 million revolving credit facility, which is critical to funding our ongoing clinical trials, development programs, and general corporate purposes;

•

Access to this credit facility enhances our financial flexibility and runway, allowing management to pursue strategic opportunities and advance our pipeline without the need to seek alternative, potentially more dilutive or costly financing arrangements;

•	The issuance of the Loan Fee Shares to Parkview aligns the interests of Parkview with those of our other stockholders as a significant equity holder; and

•	The terms of the Loan Agreement and Fee Letter were negotiated at arm’s length and the Board of Directors believes they are reasonable and in our best interests and those of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NASDAQ LISTING RULE 5635(d) PROPOSAL (PROPOSAL TWO)

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, and the Dodd-Frank Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Our Board of Directors and our Compensation Committee believes that our compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by motivating and rewarding excellence in individual and company performance and aligning our executives’ interests with those of our stockholders. Please read the section of this proxy statement titled “Executive Compensation” for additional details about the executive compensation programs, including information about the fiscal year 2025 compensation of our named executive officers.

The Executive Compensation Proposal is advisory and non-binding on the Board of Directors. However, the Board of Directors and our Compensation Committee will review and consider the results of this vote when evaluating our executive compensation program. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We previously solicited the vote, and received the approval of our stockholders in excess of the majority of the total votes cast at our special meeting in lieu of annual meeting held in 2025 (the “Special Meeting”), of our stockholders for the approval of our executive officer’s compensation during the Special Meeting and are soliciting the vote of our stockholders, on an advisory basis, in connection with the Annual Meeting. At the Annual Meeting, we will therefore ask our stockholders to adopt the following resolution:

“RESOLVED, that the compensation of TuHURA’s named executive officers, as such compensation is disclosed in TuHURA’s proxy statement for TuHURA’s 2026 Annual Meeting of the stockholders pursuant to Item 402 of Regulation S-K is hereby APPROVED on a non-binding, advisory basis.”

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or the Board of Directors. The Board of Directors and our Compensation Committee value the opinions of its stockholders and, to the extent there is any significant vote against named executive officers compensation as disclosed in this proxy statement, we will consider its stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval Required

Approval of the Executive Compensation Proposal requires the affirmative vote of a majority of the total votes cast at the Annual Meeting. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting will not affect the outcome of the vote of the Executive Compensation Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION PROPOSAL (PROPOSAL 3).

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In connection with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are required to seek a stockholder advisory vote on executive compensation (commonly referred to as “say-on-pay”) every one, two or three years.

After careful consideration, our Board of Directors has concluded that providing stockholders with an advisory vote on executive compensation every three years is the most appropriate policy for us at this time and recommends stockholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide stockholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year. A triennial vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to stockholder input, engage with stockholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Directors’ recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 5: AUDITOR RATIFICATION PROPOSAL

Independent Registered Public Accounting Firm

Our stockholders are being asked to ratify the appointment by our Audit Committee of Cherry Bekaert LLP, or Cherry Bekaert, as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Marcum LLP, or Marcum, served as the independent registered public accounting firm for the Company prior to the completion of the Kintara Merger. Marcum was informed that it would be replaced by Cherry Bekaert as our independent registered public accounting firm following the completion of the Kintara Merger. Cherry Bekaert has served as the independent registered public accounting firm of Legacy TuHURA since 2018.

We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm, however, our Audit Committee and the Board of Directors believe it is sound corporate practice to seek such approval. If the appointment is not ratified, our Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Attendance at Annual Meeting

Representatives of Cherry Bekaert are expected at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Principal Accountant Fees and Services

The following table provides information regarding the aggregate fees paid to Cherry Bekaert in connection with their audit of our consolidated financial statements and for other services provided during the period following the closing of the Kintara Merger and for the years ended December 31, 2025 and 2024. For a summary of the audit fees paid by Kintara for the fiscal year ended June 30, 2024, see Kintara’s Annual Report on Form 10-K filed with the SEC on October 7, 2024.

	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit fees	$243,075	$193,200
Tax fees	$16,634	$30,953
All other fees	$—	$—

Total fees	$259,709	$224,153

Audit fees. Audit fees consist of fees for the audit of our annual financial statements, review of interim financial statements included in our quarterly reports on Form 10-Q, registration statements on Form S-4, registration statements on Form S-8 and other professional services provided in connection with financings and other regulatory filings.

Tax Fees. Tax fees consist of fees for professional services, including tax compliance, advice and tax planning.

All other fees. All other fees consist of work performed by Cherry Bekaert that does not meet the above category descriptions.

Audit Committee Pre-Approval Policy

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by our Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Cherry Bekaert for the years ending December 31, 2025 and 2024 were approved by our Audit Committee.

Approval Required

The approval of the Auditor Ratification Proposal will require the affirmative vote of a majority of the total votes cast at the Annual Meeting. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting will not affect the outcome of the vote of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026 (PROPOSAL 5).

PROPOSAL 6: ADJOURNMENT OF THE ANNUAL MEETING

The Annual Meeting may be adjourned to another time and place if necessary to solicit additional proxies if there are insufficient shares of our common stock represented (either in person or by proxy) and voting in order to approve Proposal 2 (the Nasdaq Proposal) or to constitute a quorum necessary to conduct the business of the Annual Meeting.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Nasdaq Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the outstanding shares of our common stock will vote against the Nasdaq Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Nasdaq Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Nasdaq Proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new Record Date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required for Approval

Whether or not there is a quorum, the approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal (meaning the number of votes cast at the Annual Meeting “FOR” the Adjournment Proposal must exceed votes cast “AGAINST” in order for the Adjournment Proposal to be approved). A failure to vote, a broker non-vote or an abstention will have no effect on the outcome of the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 6).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT3

To our knowledge, the following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date of June 26, 2026 by:

•	all persons known by us to own beneficially 5% or more of our common stock;

•	each member of our board of directors;

•	each of our named executive officers; and

•	all members of our board of directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by a footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 63,682,528 shares of common stock outstanding as of the Record Date. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days of the Record Date, including upon the exercise of stock options, warrants and the settlement of restricted stock units. These stock options, warrants and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by any other person.

This table is based upon information supplied by our officers, directors as of the record date and the principal stockholders and Schedules 13D and 13G filed with the SEC.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	%
Directors and Named Executive Officers
James Bianco(2)	3,085,519	4.78%
Dan Dearborn(3)	524,476	*
George Ng(4)	79,977	*
Alan List(5)	44,197	*
James Manuso(6)	46,969	*
Robert E. Hoffman(7)	24,260	*
Craig Tendler(8)	50,627	*
All Officers and Directors as a group (7 Total)	3,856,025	6.06%
Greater than 5% Stockholders
Vijay Patel(9)	25,112,955	32.81%
Matthew Nachtrab(10)	6,615,076	9.99%
Highbridge(11)	6,060,608	8.69%
Samir Patel(12)	3,662,504	5.63%

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, FL 33612.
(2)	Consists of (i) 2,173,307 shares of our common stock and (ii) 912,212 options to purchase our common stock held directly by Dr. Bianco exercisable within 60 days after the Record Date.
(3)	Consists of 524,476 options to purchase our common stock held directly by Mr. Dearborn exercisable within 60 days after the Record Date.

(4)	Consists of 79,977 options to purchase our common stock held directly by Mr. Ng exercisable within 60 days after the Record Date.
(5)	Consists of 44,197 options to purchase our common stock held directly by Dr. List exercisable within 60 days after the Record Date.
(6)	Consists of 46,969 options to purchase our common stock held directly by Dr. Manuso exercisable within 60 days after the Record Date.
(7)	Consists of (i) 3,641 shares of our common stock and (ii) 20,619 options to purchase our common stock held directly by Mr. Hoffman exercisable within 60 days after the Record Date.
(8)	Consists of 50,627 options to purchase our common stock held directly by Dr. Tendler exercisable within 60 days after the Record Date.
(9)

Consists of (i) 12,241,981 shares of our common stock held by K&V Investment One LLC (“K&V Investment”), (ii) 21,253 shares of our common stock held directly by Vijay Patel, and (iii) 12,849,721 shares of our common stock issuable pursuant to warrants that are held by K&V Investment that are exercisable within 60 days after the Record Date. Mr. Vijay Patel is the manager of K&V Investment and may therefore be deemed to have voting and dispositive power over the shares held by such entity. Mr. Patel disclaims beneficial ownership of the shares held by K&V Investment except to the extent of his pecuniary interest therein. Such disclosed ownership does not include an aggregate of 1,878,287 shares of common stock that may become issuable to Parkview Holdings One LLC, an affiliate of K&V Investment and by which Mr. Patel is the manager of, pursuant to the terms of that certain Fee Letter, dated April 21, 2026.

(10)

Consists of (i) 4,082,515 shares of our common stock held by the Matthew Joseph Nachtrab December 2014 Revocable Trust, and (ii) 2,532,561 shares of our common stock issuable pursuant to warrants that are exercisable within 60 days after the Record Date held by the Matthew Joseph Nachtrab December 2014 Revocable Trust.

(11)	Consists of 6,060,608 shares of our common stock issuable pursuant to warrants that are exercisable within 60 days after the Record Date held by Highbridge Capital Management, LLC.
(12)

Consists of (i) 1,826,007 shares of our common stock held directly by Pranabio Investments, LLC (“Pranabio”), (ii) 462,368 shares of common stock held directly by Garden Street House LLC (“Garden Street”) (iii) 1,034,507 shares of our common stock issuable pursuant to warrants that are exercisable within 60 days after the Record Date held by Pranabio, and (iv) 339,622 shares of our common stock held directly by Garden Street. Mr. Samir Patel is the sole manager and member of Pranabio and Garden Street. Mr. Samir Patel disclaims beneficial ownership of the shares held by Pranabio and Garden Street except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the section titled “Executive Compensation,” in this proxy statement, the following is a description of each transaction involving the Company since January 1, 2024 and each currently proposed transaction in which:

•	we have been or are a participant;

•	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, as applicable; and

•

any of our directors, executive officers or holders of more than 5% of capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Parkview Holdings One LLC Transactions

Loan Agreement

On April 21, 2026, we entered into a Loan Agreement (the “Loan Agreement”) with Parkview Holdings One LLC (“Parkview”), an affiliate of K&V Investment, a holder of more than 5% of the fully diluted capital stock of the Company, which such entity is owned by Vijay Patel. Pursuant to the Loan Agreement, Parkview agreed to extend a $50 million revolving credit facility to us, maturing on April 21, 2031, to fund general corporate purposes, including clinical trials and development programs. Borrowings are secured by substantially all of our assets and the assets of our subsidiaries and bear interest at 12% per annum (plus an additional 6% during any event of default), payable monthly in arrears. If we achieve net profits from pharmaceutical product sales for two consecutive fiscal quarters, we are obligated to repay principal equal to 75% of such net profits from the prior quarter.

Fee Letter

In connection with our entrance into the Loan Agreement, on April 21, 2026, we entered into a Fee Letter with Parkview whereby we agreed to pay a one-time commitment fee of $5 million (representing 10% of the total commitment), which we elected to pay by issuing 1,878,287 shares of our common stock (the “Loan Fee Shares”) to Parkview, subject to stockholder approval. We also agreed to pay an annual facility fee of 1.5% of the total commitment beginning on the first anniversary of the Loan Agreement.

Royalty Agreement

In connection with the Loan Agreement, we entered into a Royalty Agreement (the “Royalty Agreement”), dated April 21, 2026, granting Parkview an annual royalty in the low to mid-single digits on Net Sales (as defined in the Royalty Agreement) of products based on our IFx-2.0 intellectual property, up to $450 million in Net Sales per year, continuing through the last-to-expire patent covering IFx-2.0.

Warrant Amendment Agreements

In addition, pursuant to the terms of the Loan Agreement, we entered into two Warrant Amendment Agreements (the “Warrant Amendment Agreements”) with Parkview to extend to April 21, 2031, the exercise period during which 4,364,873 of our warrants to purchase common stock held by K&V Investment may be exercised (3,049,432 of such warrants have an exercise price of $3.69 per share and 1,315,441 of such warrants have an exercise price of $5.70 per share, and such warrants constitute all of our warrants held by K&V Investment other than warrants issued in our registered direct offering which had its first closing on December 10, 2025).

Consulting Agreement with Tendler Biotech Consulting

On March 18, 2026, we entered into a Consulting Agreement with Tendler Biotech Consulting LLC, an entity owned by one of our directors, Dr. Craig Tendler. Under this agreement, Dr. Tendler provides, through Tendler Biotech, specified consulting services on an as-requested basis relating to our development strategy and operations in connection with our product pipeline. Under this agreement, Tendler Biotech is entitled to receive an hourly fee of $1,250 and reimbursement of reasonable out-of-pocket expenses. The Consulting Agreement has a term of two years but may be terminated early by either party at any time upon at least 15 days’ prior written notice. There have been no fees paid or accrued to Tendler Biotech under this Agreement from March 18, 2026 through April 30, 2026, although such fees may in the future exceed $120,000 in any 12-month period.

December 2025 Offering

On December 9, 2025 (the “First Closing”), the Company and K&V Investment entered into a Securities Purchase Agreement whereby (the “Securities Purchase Agreement”) K&V Investment agreed to purchase $7 million (the “Subscription Amount”) for the issuance of an aggregate of 9,462,423 shares of common stock (the “K&V Shares”), 9,462,423 series A common stock purchase warrants (the “Series A Warrants”) and 9,462,423 series B common stock purchase warrants (the “Series B Warrants”). On the same date, the Company and K&V Investment entered into a Side Letter to the Securities Purchase Agreement (the “Side Letter”) whereby the Company and K&V Investment agreed that K&V Investment would fund and purchase such securities (i) with respect to $5 million of the Subscription Amount, on a date chosen by K&V Investment to be no later than January 30, 2026 and (the “Second Closing”) and (ii) with respect to $2 million of the Subscription Amount, at a date chosen by K&V Investment no later than February 27, 2026 (the “Third Closing”).

Pursuant to the terms of the Securities Purchase Agreement and the Side Letter, the issuance of the K&V Shares, Series A Warrants and Series B Warrants to K&V Investment occurred in three tranches. At the First Closing, we issued an aggregate of 5,219,999 shares of common stock, Series A Warrants to purchase up to an aggregate of 5,219,999 shares of common stock and Series B Warrants to purchase up to an aggregate of 5,219,999 shares of common stock. At the Second Closing, we issued an aggregate of 3,030,303 shares of common stock, Series A Warrants to purchase up to an aggregate of 3,030,303 shares of common stock and Series B Warrants to purchase up to an aggregate of 3,030,303 shares of common stock. At the Third Closing, we issued an aggregate of 1,212,121 shares of common stock, Series A Warrants to purchase up to an aggregate of 1,212,121 shares of common stock and Series B Warrants to purchase up to an aggregate of 1,212,121 shares of common stock. The Series A Warrants expire five and one-half years from the date of the First Closing and the Series B Warrants expire twenty-four months from the date of the First Closing. Each Series A Warrant and Series B Warrant has an exercise price of $1.95 per share and is exercisable beginning six months after the date of issuance.

Lending Transaction

On October 27, 2025, we entered into a Secured Promissory Note and Loan Agreement (the “Nachtrab Loan Agreement”) with the Matthew Nachtrab Revocable Trust dated 12/18/2014, a holder of more than 5% of the fully diluted capital stock of the Company (the “Lender”). Pursuant to the terms of the Nachtrab Loan Agreement, the Lender agreed to make loans to us in an aggregate principal amount of up to $3.0 million (the “Loans”) during a 30-day availability period beginning on the date of the Nachtrab Loan Agreement (the “Availability Period”). The Lender advanced the first Loan to us in the amount of $1.5 million simultaneously with the execution of the Nachtrab Loan Agreement (the “First Loan”).

On December 2, 2025, the Company and Lender entered into an amendment to the Nachtrab Loan Agreement (the “Amendment”) pursuant to which (i) the Lender agreed to extend the Availability Period to December 5, 2025 and (ii) the Company and Lender agreed that warrants issuable to the Lender under the Nachtrab Loan Agreement would consist of a warrant to purchase 150,000 shares of our common stock for each

$1.5 million of funds borrowed under the Nachtrab Loan Agreement (including under the First Loan), prorated for borrowings less than $1.5 million. Following the execution of the Amendment, on December 2, 2025, we borrowed an additional $1.5 million from the Lender under the Nachtrab Loan Agreement (the “Second Loan”), which resulted in aggregate Loans of $3.0 million made to us under the Nachtrab Loan Agreement. On the same date, we issued to the Lender an additional warrant to purchase an aggregate of 234,783 shares of our common stock at an exercise price of $1.81 per share, consisting of 84,783 shares as a result of the First Loan and 150,000 shares as a result of the Second Loan. Such warrant expires two years from the issuance date. We satisfied and paid in full all principal and interest under the Nachtrab Loan Agreement on December 12, 2025.

June 2025 Offering

On June 2, 2025, we entered into a Securities Purchase Agreement (the “SPA”) with investors, of which included Pranabio Investments LLC and Garden Street House, LLC, affiliates of Samir Patel, and Matthew Nachtrab (collectively, the “Deferral Investors”), beneficial owners of greater than 5% of our fully diluted capital stock, for the purchase of shares and common stock purchase warrants at an exercise price equal to $3.3125 for a combined effective offering price for each share of common stock and accompanying common stock purchase warrants of $2.65. Approximately $3.7 million of the offering (the “Final Tranche Offering Amount”) was agreed to be purchased and funded by December 31, 2025 by the Deferral Investors, who agreed to defer the purchase of a portion of their subscribed shares of common stock and common stock purchase warrants. Each of the Deferral Investors paid their respective Final Tranche Offering Amount by December 31, 2025.

In addition, on September 5, 2025, each of the Deferral Investors and the Company entered into an agreement (the “Final Purchase Agreements”) pursuant to which they agreed to immediately purchase an aggregate of $3.2 million of the Final Tranche Offering Amount in exchange for our agreement, set forth in a Warrant Amendment Agreement between us and each Deferral Investor (the “Warrant Amendment Agreements”), to extend the expiration dates of certain warrants to purchase an aggregate of 1.5 million shares of our common stock that were issued by the Company’s predecessor in a 2024 private placement of convertible notes (the “2024 Warrants”). Under the Warrant Amendment Agreements, the expiration dates of the 2024 Warrants were extended to December 31, 2030.

TuHURA Note Financing

On April 2, 2024, K&V Investment, a holder of more than 5% of the fully diluted capital stock of the Company, participated in the Legacy TuHURA’s private placement of convertible promissory notes and executed and delivered to Legacy TuHURA a subscription agreement for $10.0 million in convertible notes (the “K&V Investment Note”). In connection with the closing of the Kintara Merger, the K&V Investment Note converted into 3,157,059 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger), subject to the terms therein. K&V Investment’s subscription agreement provided for the initial funding of $500,000 on April 2, 2024, with the remaining $9.5 million funded in August 2024. In addition, and in connection with the note financing, Legacy TuHURA issued a warrant to K&V Investment to purchase 1,315,441 shares of Legacy TuHURA common stock (as adjusted by the exchange ratio in the Kintara Merger).

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service as directors or executive officers and to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, FL 33612, Telephone (813) 875-6600. Exhibits to the Annual Report on Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2025 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to TuHURA’s stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if shares are held in a brokerage account, or if you hold registered shares, for TuHURA stockholders, please call (813) 875-6600, or write to 10500 University Center Dr., Suite 110, Tampa, FL 33612.

Requests for additional copies of this proxy statement should be directed to: TuHURA Biosciences, Inc., 10500 University Center Dr., Suite 110, Tampa, FL 33612, Telephone (813) 875-6600.

Submitting Proxy Proposals and Director Nominations for the 2027 Annual Meeting

Proposals to be Considered for Inclusion in the Company’s 2027 Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2027 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at our principal executive offices, 10500 University Center Drive, Suite 110, Tampa, Florida 33612, Attn.: Secretary, on or before March 11, 2027, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2027 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2027 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders, must be received by the Company at our principal executive offices, 10500 University Center Drive, Suite 110, Tampa, Florida 33612, Attn.: Secretary, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day before the one-year anniversary of the date of the 2026 Annual Meeting of Stockholders. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 25 days before or after the anniversary date of the

2026 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2027 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary date of the 2026 Annual Meeting of Stockholders.

To assure that your shares are represented at the Annual Meeting, please either a) vote over the Internet following the instructions provided in this proxy statement or b) complete, sign, date and promptly return the proxy card to TuHURA.

0 ⬛

TuHURA BIOSCIENCES, INC.

ANNUAL MEETING OF STOCKHOLDERS

August 18, 2026

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James A. Bianco, M.D. and Dan Dearborn, as the undersigned’s proxy with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of TuHURA BIOSCIENCES, Inc. and in such manner as he may determine on any matters which may properly come before the Annual Meeting or any and all adjournments thereof to vote on the matters set forth on the reverse side as directed by the under-signed. The Annual Meeting will be held virtually on August 18, 2026, at 9:00 a.m. Eastern Time. The undersigned hereby revokes any proxies previously given. In order to attend the virtual Annual Meeting, you must pre-register at edge.media-server.com/mmc/p/cr7rnri9. The virtual meeting will be held online at edge.media-server.com/mmc/p/cr7rnri9 (password: tuhura2026).

This Proxy is solicited by the Board of Directors of TuHURA BIOSCIENCES, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this Proxy will be voted “FOR ALL NOMINEES” on Proposal 1, “3 YR” on Proposal 4, and “FOR” Proposals 2, 3, 5 and 6.

(Continued, and to be marked, dated and signed, on the other side)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

TuHURA BIOSCIENCES, INC.

August 18, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card

are available at www.astproxyportal.com/ast/29330

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

⬛ 20630304030000000000 6	081826

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “3 YR” ON PROPOSAL 4, AND “FOR” PROPOSALS 2, 3, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  To elect six directors nominated to service until the 2027 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

☐	FOR ALL NOMINEES	(01) James A Bianco, M.D.
(02) James Manuso, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	(03) Alan List, M.D.
(04) George Ng
☐	FOR ALL EXCEPT (See instructions below)	(05) Robert Hoffman
(06) Craig Tendler, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

	FOR	AGAINST	ABSTAIN

2.  To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of 1,878,287 shares of our common stock issuable pursuant to that certain Fee Letter, dated April 21, 2026, between us and Parkview Holdings One LLC.

	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation for our named executive officers.	☐	☐	☐
1 YR	2 YR	3 YR	ABSTAIN
4. To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers. ☐	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5 To ratify the appointment of Cherry Bekaert LLP as TuHURA’s independent registered public accounting firm for fiscal year ending December 31, 2026.	☐	☐	☐
6. To transact such other business as may properly come before the stockholders at the TuHURA annual meeting or any adjournment.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ⬛

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

ANNUAL MEETING OF STOCKHOLDERS OF

TuHURA BIOSCIENCES, INC.

August 18, 2026, at 9:00 a.m. Eastern Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have this proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone tele-phone and follow the instructions. Have this proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the virtual meeting, please visit: edge.media-server.com/mmc/p/cr7rnri9 (password: tuhura2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at www.astproxyportal.com/ast/29330
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

⬛ 20630304030000000000 6	081826

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “3 YR” ON PROPOSAL 4, AND “FOR” PROPOSALS 2, 3, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  To elect six directors nominated to service until the 2027 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

☐	FOR ALL NOMINEES	(01) James A Bianco, M.D.
(02) James Manuso, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	(03) Alan List, M.D.
(04) George Ng
☐	FOR ALL EXCEPT (See instructions below)	(05) Robert Hoffman
(06) Craig Tendler, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

	FOR	AGAINST	ABSTAIN

2.  To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate of 1,878,287 shares of our common stock issuable pursuant to that certain Fee Letter, dated April 21, 2026, between us and Parkview Holdings One LLC.

	☐	☐	☐

3. To approve, on a non-binding advisory basis, the compensation for our named executive officers.	☐	☐	☐
1 YR	2 YR	3 YR	ABSTAIN
4. To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers. ☐	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5 To ratify the appointment of Cherry Bekaert LLP as TuHURA’s independent registered public accounting firm for fiscal year ending December 31, 2026.	☐	☐	☐
6. To transact such other business as may properly come before the stockholders at the TuHURA annual meeting or any adjournment.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ⬛

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛